Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2015, relating to the consolidated financial statements of Pure Storage, Inc. and its subsidiaries (the “Company”), appearing in the Prospectus dated October 6, 2015 filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Company’s Registration Statement No. 333-206312 on Form S-1, as amended.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

October 7, 2015